Exhibit C

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is being made this 25 day of July, 1995, by and among CC Acquisition Company A, L.L.C., a Delaware limited liability company, its successors and assigns ("Acquisition Company A"), CC Acquisition Company B, L.L.C., a Delaware limited liability company, its successors and assigns ("Acquisition Company B"), and the persons set forth on Exhibit A-1 hereto (including each of such person's successors and assigns), each of whom are hereinafter referred to individually as an "Assignee" and collectively as the "Assignees." The Assignees listed on
Part I of Exhibit A-1 hereto are hereinafter referred to individually as a "WP Group Assignee" and collectively as the "WP Group Assignees". Acquisition Company A and Acquisition Company B are hereinafter referred to collectively as the "Assignors."
                             W I T N E S S E T H :

                   WHEREAS, the Assignors are parties to a Stock Purchase Agreement, dated as of May 26, 1995 (the "Pesa Agreement"), by and among the Assignors and Pesa, Inc., a Delaware corporation ("Pesa"), pursuant to which Acquisition Company A has, among other things, agreed to purchase 30,000,000 shares (the "Initial Pesa Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Chyron Corporation, a New York corporation (the "Company"), and Acquisition Company B has agreed, among other things, to purchase 29,414,732 shares (the "Installment Pesa Shares") of the Common Stock of the Company upon the terms and as set forth in the Pesa Agreement; and

                   WHEREAS, Acquisition Company A is a party to a Stock Purchase Agreement, dated as of May 26, 1995 (the "Sepa Agreement"), by and among Acquisition Company A, Sepa Technologies Ltd., Co., a Georgia limited liability company ("Sepa"), and John A. Servizio ("Servizio"), pursuant to which Acquisition Company A has, among other things, (i) agreed to purchase 5,000,000 shares (the "Sepa Shares") of the Common Stock of the Company and (ii) a right of first refusal with respect to 8,700,000 shares of the Common Stock of the Company, upon the terms and as set forth in the Sepa Agreement; and

                   WHEREAS, Acquisition Company A is a party to an agreement, dated as of July 25, 1995 (the "Leubert Agreement"), between Acquisition Company A and Alfred O.P. Leubert ("Leubert"), pursuant to which Acquisition Company A has a right of first refusal with respect to 300,000 shares of the Common Stock of the Company, upon the terms and as set forth in the Leubert Agreement.

                   WHEREAS, the Assignees desire to acquire certain of the Assignors rights and assume certain of the Assignors' obligations under the Sepa Agreement and the Pesa Agreement and the Assignors desire to transfer to the Assignees certain of the Assignors' rights and to have the Assignees assume certain of the Assignors' obligations under the Pesa Agreement and the Sepa Agreement, subject to the terms and conditions set forth below.

                  NOW,   THEREFORE,    in   consideration   of   the   premises,
representations, warranties, and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

I.   DEFINITIONS.

          Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Pesa Agreement or the Sepa Agreement as the Leubert Agreement, as the context so indicates.


II.  TRANSFER AND ASSIGNMENT.

          Section 2.1  Terms of Purchase and Transfer of Assignment.

          (a) Acquisition Company A hereby grants, conveys and assigns to the Assignees, in the amount set forth opposite each Assignee's name in Column 3 of Exhibit A-2 hereto, its right under the Pesa Agreement to acquire 20 million shares of the Common Stock of the Company (which shares are referred to in the Pesa Agreement as the Second Tranche of Shares and the Third Tranche of Shares) and each such Assignee hereby agrees to assume his or its obligation to pay as consideration for such shares the amount set forth opposite such Assignee's name in Column 4 of Exhibit A-2 hereto, which aggregates to Ten Million Six Hundred Thousand Dollars ($10,600,000) U.S., in accordance with the terms of this Agreement and the provisions, to the extent applicable, set forth in Section 1.1 of the Pesa Agreement. Acquisition Company A shall cause Pesa to instruct the Escrow Agent to deliver to each of the Assignees stock certificates representing the number of shares of Common Stock set forth opposite such Assignee's name in Column 3 of Exhibit A-2 hereto, duly endorsed or accompanied with stock powers duly endorsed for transfer to the Assignees. Such 20 million shares of Common Stock shall be delivered free and clear of all liens, security interests, pledges, charges, claims of creditors, encumbrances, stockholders' agreements, voting trusts, and adverse claims of any kind or nature whatsoever. The Assignees shall each deliver the dollar amount set forth opposite each Assignee's name in Column 4 of Exhibit A-2 hereto, to Pesa by certified check or wire transfer in immediately available funds to an account in the United States designated by Pesa. Assignors shall, in accordance with the Escrow Agreement dated as of May 26, 1995 by and among Pesa, Acquisition Company A and the First Union National Bank of North Carolina, as Escrow Agent (the "Escrow Agreement"), provide the Escrow Agent with an affidavit signed by both the Pesa Representative and the CCACA Representative (each as defined in the Escrow Agreement) advising the Escrow Agent to distribute such 20 million shares of Common Stock to the Assignees in the amounts set forth in Column 3 of Exhibit A-2 hereto.

           (b) Acquisition Company A hereby grants, conveys and assigns to the Assignees, in the amount set forth opposite each Assignee's name in Column 5 of Exhibit A-2 hereto, its right to acquire 5 million shares of the Common Stock of the Company and each such Assignee agrees to assume his or its obligation to pay as consideration for such shares the amount set forth opposite such Assignee's name in Column 6 of Exhibit A-2 hereto, which aggregates to Two Million Six Hundred Thousand Dollars ($2,600,000) U.S., in accordance with the terms of this Agreement and provisions, to the extent applicable, set forth in Section 1.1 of the Sepa Agreement. Acquisition Company A shall cause Pesa to deliver to the Assignees stock certificates representing such 5 million shares of Common Stock in the amounts set forth opposite such Assignee's name in Column 5 of Exhibit A hereto, duly endorsed or accompanied with stock powers duly endorsed for transfer to the Assignees. Such 5 million shares of Common Stock shall be delivered free and clear of all liens, security interests, pledges, charges, claims of creditors, encumbrances, stockholders' agreements, voting trusts, and adverse claims of any kind or nature whatsoever. The Assignees shall each deliver the dollar amount set forth opposite each Assignee's name in Column 6 of Exhibit A-2 hereto to Sepa by certified check or wire transfer in immediately available funds to an account in the United States designated by Sepa.

           (c) Acquisition Company A hereby grants, conveys and assigns to the WP Group Assignees the right to participate in Acquisition Company A's exercise of its right of first refusal contained in Section 1.1(b) of the Sepa Agreement and in the Leubert Agreement as provided in this Section 2.1(c). Each time Sepa or Leubert delivers a Sale Notice, Acquisition Company A shall immediately (and in any event no later than two days after receipt thereof) deliver a copy of such Sale Notice to WPG Corporate Development Associates IV, L.P., as representative of the WP Group Assignees (the "Representative"). Acquisition Company A shall notify the Representative in writing within five (5) days of the receipt of such Sale Notice whether it intends to exercise its right of first refusal with respect to the Offered Shares and the Representative shall immediately (and in any event no later than two days after receipt thereof) deliver to the Assignees a copy of such notice delivered by Acquisition Company A to the Representative together with a copy of the Sale Notice previously delivered to the Representative. If Acquisition Company A shall desire to exercise its right of first refusal, each of the WP Group Assignees shall have the irrevocable and exclusive option, but not the obligation, to purchase from Sepa or Leubert, as the case may be sixty percent (60%) of the Offered Shares at the price and upon the terms and conditions equal to those offered by the prospective purchaser in the proportions set forth opposite such WP Group Assignee's name in Column 10 of Exhibit A-2 hereto. If Acquisition Company A shall not desire to exercise its right of first refusal, the WP Group Assignees shall have the irrevocable and exclusive option, but not the obligation, to purchase all of the Offered Shares at the price and upon the terms and conditions equal to those offered by the prospective purchaser in the proportions set forth opposite such WP Group Assignee's name in Column 10 of Exhibit A-2 hereto. Within ten (10) days of receipt of the notices from the Representative each WP Group Assignee shall notify the Representative in writing whether it intends to exercise its right of first refusal with respect to its portion of the Offered Shares (including, if applicable, that portion of the Offered Shares that Acquisition Company A has stated it will not purchase). To the extent any of the WP Group Assignees do not notify the Representative or states that such WP Group Assignee does not desire to exercise its right of first refusal (the "Non-Participating Assignees"), each of the other WP Group Assignees shall have the irrevocable and exclusive option, but not the obligation, to purchase the shares that could have been purchased by the Non-Participating Assignees in an amount equal to the product of (i) the Offered Shares such Assignee has a right to purchase divided by (ii) all of the Offered Shares, multiplied by the shares that the Non-Participating Assignees could have purchased. The Representative shall notify Acquisition Company A and Pesa of the number of shares of Common Stock each participating WP Group Assignee will purchase no later than twenty-five (25) days after the Representative's receipt of the Sale Notice. The Representative will coordinate with the WP Group Assignees regarding each WP Group Assignee's rights with respect to the right of first refusal.

           (d) Acquisition Company B hereby grants, conveys and assigns to the Assignees, its right to acquire the number of shares of Common Stock set forth opposite such Assignee's name in Column 7 of Exhibit A-2 hereto, which aggregate to 17,648,839 shares of the Common Stock of the Company (representing sixty percent (60%) of 29,414,732 shares of the Common Stock of the Company) and each such Assignee hereby agrees to assume his or its obligation to pay as consideration for such shares, the amount set forth opposite each Assignee's name in Column 8 of Exhibit A-2 hereto, which aggregates to $8,471,442.83 (representing sixty percent (60%) of $14,119,071.36), in accordance with the terms and provisions set forth in Section 1.1(c) of the Pesa Agreement.

         (i) At the Closing, the Assignors shall cause Pesa to deliver to each Assignee stock certificates representing the number of Installment Pesa Shares set forth opposite each Assignee's name in Column 7 of Exhibit A-2 hereto, duly endorsed or accompanied by stock powers duly endorsed for transfer to each such Assignee. Such Installment Pesa Shares shall be delivered to the Assignees free and clear of all liens, security interests, pledges, charges, claims of creditors, encumbrances, stockholders' agreements, voting trusts, and adverse claims, of any kind or nature whatsoever.

       (ii) Each of the Assignees shall make payment for its portion of the Installment Pesa Shares in the amount set forth opposite each Assignee's name in Column 8 of Exhibit A-2 hereto, by certified check or wire transfer, in immediately available funds, to an account in the United States designated by Pesa, in accordance with the schedule set forth in Section 1.1(c)(ii) of the Pesa Agreement.

       (iii) As security for the payment obligation for the portion of the Installment Pesa Shares purchased by each Assignee, each Assignee shall pledge its Installment Pesa Shares to Pesa and deliver such Installment Pesa Shares to the Escrow Agent, duly endorsed in blank or accompanied with stock powers duly endorsed in blank by such persons to be held as collateral; such Installment Pesa Shares shall be delivered to the Escrow Agent by each Assignee free and clear of all liens, security interests, pledges, charges, claims of creditors, encumbrances, stockholders' agreements, voting trusts, and adverse claims of any kind or nature whatsoever, except for any claims or liens resulting from the terms and provisions of the Pesa Agreement and the shareholders agreement, dated as of July 25, 1995 among certain of the Assignees and the Assignors (the "Sharehold-ers Agreement").

         (iv) If Acquisition Company B fails to make its pro rata portion of any monthly payment when due as provided in Section 1.1(c) of the Pesa Agreement or any of the Assignees fails to make its monthly payment when due as provided in section 1.1(c) of the Pesa Agreement, the WP Group Assignees shall have the right to cure such payment default within twenty (20) days after receipt of written notice thereof from Pesa. Upon receipt from Pesa by the Representative of a written notice of a payment default by Acquisition Company B or any of the Assignees "The Cure Notice") the Representative shall immediately (and in any event no later than two days after the receipt thereof) deliver a copy of such notice to the WP Group Assignees. Within ten (10) days of the date the Representative receives the Cure Notice, each WP Group Assignee shall notify the Representative in writing whether it intends to participate, with respect to its portion in the cure of any monthly payment that Acquisition Company B, or any of the non WP Group Assignees has failed to make and to receive shares of Common Stock out of escrow in respect of the amount so paid. A WP Group Assignee who has failed to make its monthly installment shall not be eligible to participate in a cure. Each participating WP Group Assignee shall have the right to cure in an amount equal to the product of (i) the monthly installment most recently paid by such WP Group Assignee dived by (ii) the total installment payment due for such month (excluding amounts paid or owed by Acquisition Company B and any of the non WP Group Assignees), multiplied by the dollar amount to be cured. The Representative shall notify Acquisition Company B and Pesa of the dollar amount each participating WP Group Assignee will pay in respect of a cure no later than twenty (20) days after the Representative's receipt of the Cure Notice. Acquisition Company B shall have the right to cure any payment default not cured by the WP Group Assignees. The Representative will coordinate with the WP Group Assignees regarding such Assignee's right to cure. In either such case the party which cures such payment default shall be entitled to receive out of escrow the portion of such Installment Pesa Shares covered by such payment free and clear of all liens, security interests, stockholders' agreement, voting trusts and adverse claims of any kind or notice whatsoever, except for the Shareholders Agreement.

          Section 2.2 Additional Consideration

             (a) As additional  consideration  for the assignments  described in
Section 2.1 hereto the Assignees shall pay the amount set forth in Column 9 of Exhibit A-2 hereto, which amount aggregates to One Million ($1,000,000) U.S. in immediately available funds in accordance with the instructions delivered to the Assignees by the Assignors.

          Section 2.3 Closing.

              The Closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Camhy Karlinsky & Stein LLP at 1740 Broadway, New York, New York 10019 at 10:00 a.m., New York City time on or before July 26, 1995 or such other time or date as the parties may mutually agree (the "Closing Date"), but in no event later than September 30, 1995.

III. REPRESENTATIONS AND WARRANTIES OF SELLER.

          The Assignors each severally represent and warrant to the Assignees as follows:

           Section  3.1   Litigation   and  Claims.

           There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, (to each Assignor's knowledge) threatened, or (to each Assignor's knowledge) in prospect therefor, that would prohibit the transactions contemplated pursuant to this Agreement.

          Section 3.2 Organization.

           Each of the Assignors is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware.

          Section 3.3  Authority  to  Transfer.

           Each of the Assignors has all requisite power and authority to execute, deliver, and perform this Agreement and the instruments and documents contemplated hereby. All necessary proceedings of each Assignor have been duly taken to authorize the execution, delivery, and performance of this Agreement and the instruments and documents contemplated hereby. This Agreement has been duly authorized, executed, and delivered by each Assignor, is the legal, valid, and binding obligation of each Assignor, and is enforceable as to each Assignor in accordance with its terms.

           Section  3.4  Restrictions.

           Neither of the Assignors is under any contractual restriction or obligation that is inconsistent with the execution and performance of this Agreement. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any foreign, United States, state, local, or other governmental authority or any court or other tribunal is required by either of the Assignors or any of its affiliated or controlling entities for the execution, delivery, or performance of this Agreement by the Assignors.

IV.  REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE.

          The Assignees individually represent and warrant to the Assignors as follows:

          Section 4.1 Organization.

           Each of the Assignees which is not a natural person is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

          Section 4.2  Authority to Buy.

           Each of the Assignees has the requisite power and authority to execute, deliver, and perform this Agreement and the instruments and documents contemplated hereby. All necessary proceedings of each Assignee have been duly taken to authorize the execution, delivery, and performance of this Agreement and the instruments and documents contemplated hereby. This Agreement has been duly authorized, executed, and delivered by each Assignee, is the legal, valid, and binding obligation of each Assignee, and is enforceable as to each Assignee in accordance with its terms.

          Section 4.3 Litigation and Claims.

           There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, (to each Assignee's knowledge) threatened, or (to each Assignee's knowledge) in prospect therefor, that would prohibit the transactions contemplated pursuant to this Agreement.

          Section  4.4  Restrictions.

           None of the Assignees is under any contractual restriction or obligation that is materially inconsistent with the execution and performance of this Agreement. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any foreign, United States, state, local, or other governmental authority or any court or other tribunal is required by any of the Assignees or any affiliate or controlling entities thereof for the execution, delivery, or performance of this Agreement by any of the Assignees.

          Section  4.5  Purchases  for  Investment  Purposes.

           Each Assignee is acquiring the Initial Pesa Shares, the Installment Pesa Shares, and the Sepa Shares (collectively, the "Shares") for its own account for investment purposes only and with no intention of offering, distributing, or reselling the Shares or any part thereof in any transaction that would be in violation of any Federal or State securities laws, without prejudice, however, to any right of a Assignee to sell or otherwise dispose of all or any part of the Shares under a registration under the Securities Act of 1933, as amended (the "Securities Act"), and other applicable State securities laws or under an exemption from such registration available under the Securities Act and other applicable State securities laws. Each Assignee has not taken or caused to be taken, and shall not take or cause to be taken, any action that would cause the Assignees, the Assignors, the Company or any of their respective affiliates to be deemed an underwriter, as defined in Section 2(11) of the Securities Act.

          Section 4.6 Sophisticated Investor.

           (a) Each Assignee is a sophisticated investor as such term is contemplated under the Securities Act of 1933, as amended. Each Assignee recognizes that the Company emerged from bankruptcy on December 27, 1991 and that the purchase of the Shares involves significant risks. Each Assignee also recognizes that none of the proceeds from the purchase of the Shares shall accrue to the benefit of the Company, but shall instead accrue to the benefit of Pesa and Sepa, as the case may be.

          (b) No Assignee is relying upon Assignor, Pesa or Sepa, as the case may be, the Company or any of their respective Affiliates, accountants, attorneys or financial advisors for advice with respect to whether the Assignee's acquisition of the Shares constitutes a legal investment for the Assignees or with respect to the tax or other legal consequences of such purchase.

          Section 4.7 Restricted Securities.

          (a) Each Assignee understands and agrees that (i) the sale of the Shares has not been registered under the Securities Act or any State securities laws; and (ii) each Assignee shall not offer or sell the Shares except pursuant to registration under the Securities Act or an available exemption from registration under the Securities Act.

          (b) Each Assignee agrees to the imprinting, so long as appropriate, of
any  certificates   representing  the  Shares  with  a  conspicuous   legend  in
substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES SHALL NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EITHER (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL, AS MAY BE REASON- ABLY SATISFACTORY TO THE COMPANY, THAT THE PROPOSED SALE OR TRANSFER IS IN ACCORDANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

V.  MISCELLANEOUS.

          Section 5.1  Brokerage  Fees.

           If any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Agreement, the party purportedly engaging such broker or finder shall indemnify and hold harmless the other parties against any and all Claims (as defined in Section 8.1 of the Pesa Agreement), as and when incurred, arising out of, based upon, or in connection with such Claim by such person, except to the extent that it is determined in any suit, action, or proceeding that such other parties had engaged such broker or finder.

          Section 5.2 Further  Actions.

           At any time and from time to time, each party agrees, as its expense, to take such actions and to execute and deliver such documents or instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

          Section 5.3  Submission to  Jurisdiction.

           Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York and of any Federal court located in the State of New York in connection with any action or proceeding arising out of or relating to this Agreement or of any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement.

          Section 5.4 Merger;  Modification.

           This Agreement, the Shareholders Agreement and the exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements concerning such subject matter, and may be modified only by a written instrument duly executed by each party to be charged. None of the parties hereto or their affiliate has entered into any other agreement concerning the Common Stock which is the subject matter hereof with any other party hereto or any third party other than with respect to any agreement specifically referred to herein.

          Section 5.5 Notices.

           Any notice received by either Assignor with the Sepa Agreement or the Pesa Agreement shall be promptly given to each Assignee. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, U.S. Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5.5):

         Assignors:

                  CC Acquisition Company A
                  CC Acquisition Company B
                  c/o Camhy Karlinksy & Stein LLP
                  1740 Broadway
                  New York, New York 10019
                  Attn.:   Michael Wellesley-Wesley
                           c/o Daniel I. DeWolf, Esq.

         with a copy (which copy shall not constitute notice) to:

                  Camhy Karlinsky & Stein LLP
                  1740 Broadway
                  New York, New York  10019
                  Attn.:  Sheldon D. Camhy, Esq.


         Assignees:

                  WP GROUP ASSIGNEES

                  WPG Corporate Development Associates IV, L.P.
                  c/o Weiss, Peck & Greer Private Equity Group
                  One New York Plaza
                  New York, NY 10004-1950
                  Att:  Mr. Wesley W. Lang, Jr.
                  Telephone:    (212) 908-9500
                  Telecopier:   (212) 908-0112

                  WPG Corporate Development
                  Associates IV (Overseas), L.P.
                  c/o Weiss, Peck & Greer Private Equity Group
                  One New York Plaza
                  New York, NY 10004-1950
                  Attn:  Mr. Wesley W. Lang, Jr.
                  Telephone:    (212) 908-9500
                  Telecopier:   (212) 908-0112

                  WPG Enterprise Fund II, L.P.
                  555 California Street
                  Suite 4760
                  San Francisco, CA 94104
                  Attn:  Mr. Gill Cogan
                  Telephone:    (415) 622-6864
                  Telecopier:   (415) 989-5105

                  Weiss, Peck & Greer Venture Associates III, L.P. 555 California Street
                  Suite 4760
                  San Francisco, CA 94104
                  Attn:  Mr. Gill Cogan
                  Telephone:   (415) 622-6864
                  Telecopier:  (415) 989-5105

                  Westpool Investment Trust plc
                  Carlton House
                  33 Robert Adam Street
                  London W1M5AH
                  Attn:  Mr. Robert A. Rayne
                  Telephone:  011-44-171-935-3555
                  Telecopier: 011-44-171-935-3737

                  Lion Investment Limited
                  Carlton House
                  33 Robert Adam Street
                  London W1M5AH
                  Attn:  Mr. Robert A. Rayne
                  Telephone:  011-44-171-935-3555
                  Telecopier: 011-44-171-935-3737

                  Mr. Charles M. Diker
                  Weiss, Peck & Greer, L.L.C.
                  One New York Plaza
                  New York, NY 10004-1950
                  Telephone:    (212) 908-9500
                  Telecopier:   (212) 908-0176

         with a copy (which copy shall not constitute notice) to:

                  Chadbourne & Parke
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Attn.:  Dennis J. Friedman, Esq.

          Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act) except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 5.5 shall be deemed given at the time of receipt thereof.

          Section 5.6  Waiver.

           Any waiver by any party of a breach of any terms of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          Section 5.7 Binding Effect.

           The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers, and their respective successors and assigns and the Assignors and its respective successors and assigns, and shall inure to the benefit of each Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

          Section 5.8 No  Third-Party  Beneficiaries.

           This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in 5.7).

          Section  5.9  Separability.

           If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          Section 5.10  Headings.

           The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          Section  5.11  Counterparts;  Governing  Law.

           This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                   CC ACQUISITION COMPANY A, L.L.C.

                                   By:s/Michael Wellesly-Wesley
                                      Name: Michael Wellesly-Wesley
                                      Title: Vice President

                                   CC ACQUISITION COMPANY B, L.L.C.
                                   By:s/Michael Wellesly-Wesley
                                      Name: Michael Wellesly-Wesley
                                      Title: Vice President


                                   WPG CORPORATE DEVELOPMENT
                                     ASSOCIATES IV, L.P.

                                   By:  WPG PRIVATE EQUITY PARTNERS,
                                        L.P., its general partner


                                   By:s/Wesley W. Lang, Jr.
                                      Name: Wesley W. Lang, Jr.
                                      Title: General Partner


                                   WPG CORPORATE DEVELOPMENT
                                     ASSOCIATES IV (OVERSEAS), L.P.


                                   By:  WPG CDA IV (OVERSEAS), LTD.,
                                         its general partner

                                   By:s/Robin Jarvis
                                      Name: Robin Jarvis
                                      Title: Director


                                   WPG ENTERPRISE FUND II, L.P.

                                   By:  WPG VENTURE PARTNERS III,
                                        L.P., its general partner


                                   By:s/Philip Greer
                                      Name: Philip Greer
                                      Title: General Partner


                                   WEISS, PECK & GREER VENTURE
                                      ASSOCIATES III, L.P.

                                   By:  WPG VENTURE PARTNERS III,
                                         L.P., its general partner

                                   By:s/Philip Greer
                                      Name: Philip Greer
                                      Title: General Partner


                                   WESTPOOL INVESTMENT TRUST PLC

                                   By:s/Wesley W. Lang, Jr.
                                      Name: Wesley W. Lang, Jr.
                                      Title: Attorney-in-Fact


                                   LION INVESTMENTS LIMITED

                                   By:s/Wesley W. Lang, Jr.
                                      Name: Wesley W. Lang, Jr.
                                      Title: Attorney-in-Fact


                                   s/Charles M. Diker
                                   CHARLES M. DIKER


                                   MINT HOUSE NOMINEES LIMITED

                                   By:s/Michael Wellesly-Wesley
                                      Name: Michael Wellesly-Wesley
                                      Title: Attorney-in-Fact

                                   PINE STREET VENTURES, L.L.C.

                                   By:s/Michael Wellesly-Wesley
                                      Name: Michael Wellesly-Wesley
                                      Title: Attorney-in-Fact


                                   s/Michael Wellesly-Wesley Attorney-in-Fact
                                   ISAAC HERSLY

                                   s/Michael Wellesly-Wesley Attorney-in-Fact
                                   ALAN I. ANNEX

                                   s/Michael Wellesly-Wesley Attorney-in-Fact
                                   ILAN KAUFTHAL


                                   Z FOUR PARTNERS L.L.C.

                                   By: s/Michael Wellesly-Wesley
                                       Name: Michael Wellesly-Wesley
                                       Title: Attorney-in-Fact

                                   s/Michael Wellesly-Wesley Attorney-in-Fact
                                   A.J.L. BEARE

                                  EXHIBIT A-1

PART I

WPG Corporate            10,416,822          7,353,793
Development Associates
IV, L.P.

WPG Corporate             2,511,862          1,773,258
Development Associates
IV (Overseas), L.P.

Weiss, Peck & Greer       2,152,195          1,519,350
Venture Associates III,
L.P.

WPG Enterprise Fund II    2,588,322          1,827,235
L.P.

Westpool Investment       4,094,080          2,890,231
Trust plc

Lion Investments Limited  1,939,306          1,369,060

Charles M. Diker            861,912            608,470

PART II

Pine Street Ventures,        36,001              25,414
L.L.C.

Isaac Hersly                 50,000              35,298

Ilan Kaufthal               175,000             123,542

Mint House Nominees,         43,000              30,356
Ltd.

Z Four Partners L.L.C.       87,500              61,771

A.J.L. Beare                 26,000              18,355

Alan I. Annex                18,000              12,707

CC Acquisition Company                       11,765,892
B, L.L.C.

                                  Exhibit A-2




                                                        1                     2                     3

                                                   Total Shares                                # of Shares
                                               Purchased at Closing                        Purchased from Pesa
                    Name                                                   Percent              at Closing

PART I

WPG CDA IV, L.P.                                     10,416,822             41.67%                8,333,458
WPG CDA IV (Overseas), Ltd.                           2,511,862             10.05%                2,009,490
WPG Venture Associates III, L.P.                      2,152,195              8.61%                1,721,756
WPG Enterprise Fund II, L.P.                          2,588,322             10.35%                2,070,857
Westpool Investment Trust plc                         4,094,080             16.38%                3,275,264
Lion Investments Limited                              1,939,306              7.76%                1,561,445
Charles Diker                                           861,912              3.45%                  689,530


PART II

Pine Street Ventures, L.L.C.                             36,000              0.15%                   28,800
Isaac Hersly                                             50,000              0.20%                   40,000
Mint House Nominess, Ltd.                                43,000              0.17%                   34,400
Ilam Kaufthal                                           175,000              0.70%                  140,000
Alan I. Annex                                            18,000              0.07%                   14,400
Z Four Partners, L.C.C.                                  87,500              0.35%                   70,000
A.J.L. Beare                                             26,000              0.10%                   20,800
                                                     ----------            ------                ----------
Total:                                               25,000,000            100.00%               20,000,000







                                                        4                     5                     6
                                                   $ of Shares           # of Shares           $ of Shares
                                               Purchased from Pesa   Purchased from Sepa   Purchased from Sepa
                    Name                            at Closing            at Closing            at Closing

PART I

WPG CDA IV, L.P.                                     4,416,732.63          2,083,364             1,083,349.51
WPG CDA IV (Overseas), Ltd.                          1,065,029.66            502,372               261,233.69
WPG Venture Associates III, L.P.                       912,530.78            430,439               223,828.30
WPG Enterprise Fund II, L.P.                         1,097,448.40            517,865               269,185.46
Westpool Investment Trust plc                        1,735,890.07            818,816               425,784.36
Lion Investments Limited                               822,265.72            387,861               201,687.82
Charles Diker                                          365,450.74            172,382                89,638.86


PART II

Pine Street Ventures, L.L.C.                            15,264.00              7,200                 3,816.00
Isaac Hersly                                            21,200.00             10,000                 5,300.00
Mint House Nominess, Ltd.                               18,232.00              8,600                 4,558.00
Ilam Kaufthal                                           74,200.00             35,000                18,550.00
Alan I. Annex                                            7,632.00              3,600                 1,908.00
Z Four Partners, L.C.C.                                 37,100.00             17,500                 9,275.00
A.J.L. Beare                                            11,024.00              5,200                 2,756.00
                                                    -------------          ---------             ------------
Total:                                              10,600,000.00          5,000,000             2,600,000.00









                                                        7                     8                     9                     10
                                                 # of "B" Shares       $ of "B" Shares                                    WP
                                                    Purchased             Purchased             Additional              Group
                    Name                            from Pesa             from Pesa           Consideration            Percent

PART I

WPG CDA IV, L.P.                                      7,353,793           3,529,820.56            416,672.89            42.41
WPG CDA IV (Overseas), Ltd.                           1,773,258             851,163.95            100,474.50            10.23
WPG Venture Associates III, L.P.                      1,519,350             729,287.95             86,087.81             8.76
WPG Enterprise Fund II, L.P.                          1,827,235             877,072.77            103,532.87            10.54
Westpool Investment Trust plc                         2,890,231           1,387,310.71            163,763.21            16.67
Lion Investments Limited                              1,369,060             657,148.78             77,572.24             7.89
Charles Diker                                           608,470             292,065.57             34,476.48             3.51


PART II

Pine Street Ventures, L.L.C.                             25,414              12,198.72              1,440.00
Isaac Hersly                                             35,298              16,943.04              2,000.00
Mint House Nominess, Ltd.                                30,356              14,570.88              1,720.00
Ilam Kaufthal                                           123,542              59,300.16              7,000.00
Alan I. Annex                                            12,707               6,099.36                720.00
Z Four Partners, L.C.C.                                  61,774              29,650.08              3,900.00
A.J.L. Beare                                             18,355               8,810.40              1,040.00
                                                     ----------           ------------            ----------
Total:                                               17,648,839           8,471,442.82          1,000,000.00


